Exhibit 1.1
CENTERPOINT ENERGY, INC.
$150,000,000
Shares of Common Stock, Par Value $0.01 Per Share
Equity Distribution Agreement
February 25, 2009
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          CenterPoint Energy, Inc., a Texas corporation (the “Company”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:
          1. Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and the preferred share purchase rights appurtenant thereto (the “Rights”), having an aggregate gross sales price of up to $150,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its commercially reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 17 hereof.
          2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and at each time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement (or at such times as otherwise are specified herein, as the case may be), as set forth below.
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File Number 333-153916), including a related base prospectus, for registration under the 1933 Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The base prospectus included in the Registration Statement relating to the Shares and certain other issues of debt and equity securities of the Company (exclusive of any supplement filed pursuant to Rule 424) is herein called the “Basic Prospectus.” A prospectus supplement specifically relating to the Shares to be filed by the Company with the Commission in accordance with Rule 424(b), in the form furnished by the Company to the Manager, is herein referred to as the “Prospectus Supplement”. The term “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement. The Prospectus will be filed with the Commission pursuant to Rule 424(b) promptly following the execution and delivery of this Agreement, not later than the date following the date on which the Execution Time shall occur and prior to the occurrence of any Applicable Time. As filed, the Prospectus will contain all information required by the 1933 Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the Effective Date of the Registration Statement or the date of such Basic Prospectus, Prospectus Supplement or Prospectus, as applicable; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the 1934 Act deemed to be incorporated therein by reference after the Effective Date of the Registration Statement or the date of such Basic Prospectus, Prospectus Supplement or Prospectus, as applicable.
     (b) On each Effective Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the

1933 Act and the 1934 Act and the respective rules and regulations of the Commission thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to: (A) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto) and (B) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement.
     (c) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a Well-Known Seasoned Issuer as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.
     (g) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.
     (h) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
     (i) The Company is not party to any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the 1933 Act.
     (j) The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Rule 102 of Regulation M under the 1934 Act.
     (k) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (l) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.
     (m) Each Significant Subsidiary (as defined in Regulation S-X under the 1933 Act) of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.

     (n) This Agreement has been duly authorized, executed and delivered by the Company.
     (o) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Shares have been duly authorized by the Company and, when issued and delivered against payment therefor pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable; the issuance of the Shares will not be subject to any preemptive or other rights under the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Corporation Act to subscribe for shares of Common Stock; and, except (i) as set forth in the Disclosure Package and the Prospectus and (ii) for options, restricted stock and performance shares granted pursuant to the CenterPoint Energy, Inc. Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, which were granted by the Company, are outstanding; and the Shares will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus;
     (p) The Rights Agreement, dated as of January 1, 2002, between the Company and JPMorgan Chase Bank, as rights agent (the “Rights Agreement”), has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued.
     (q) The issuance by the Company of the Shares, the compliance by the Company with all of the applicable provisions of this Agreement, and the consummation by the Company of the transactions contemplated herein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject, which conflict, breach, violation, or default would individually, or in the aggregate, have a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and (b) will not result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated By-laws or other organizational documents of the Company, the charter, by-laws or other organizational documents of any subsidiary of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company’s or any of its or its subsidiaries’ properties.
     (r) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the Shares or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the issuance by the Company of the Shares and the purchase and distribution of the Shares by the Underwriters.
     (s) The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (t) Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which has a reasonable possibility of leading to such a claim.
     (u) Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
     (v) The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the

Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.
     (w) Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests (other than regular quarterly dividends on the Common Stock).
     (x) The Company maintains a system of internal accounting controls and maintains disclosure controls and procedures in conformity with the requirements of the 1934 Act and is otherwise in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (y) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.
     (z) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and which businesses are similarly situated.
     (bb) The operations of the Company and its subsidiaries are and, since January 1, 2006, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.
          3. Sale and Delivery of Shares.
          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.
     (i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will from time to time designate the maximum amount of the Shares to be sold by the Manager daily (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Shares.
     (ii) The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares on such trading day or at all, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts (as used herein, such term to include, without limitation, efforts consistent with its normal trading and sales practices and applicable law and regulations) to sell such

Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.
     (iii) The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
     (iv) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 or any other transactions that so qualify (all such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement.
     (v) The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall be 1.5% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross sales price of the Shares, after deduction for transaction fees, if any, imposed by any governmental or self-regulatory organization on the Manager in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).
     (vi) The Manager shall provide written confirmation (which may be by facsimile or electronic mail to one or more electronic mail addresses designated in writing by the Company to the Manager) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the average or per share gross sales price, the aggregate gross sales proceeds and the Net Proceeds to the Company. The Manager shall also provide in such statement or separately a statement of, and invoice for, the compensation payable by the Company to the

Manager for such sales, with payment to be made by the Company promptly after receipt thereof.
     (vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the aggregate gross sales proceeds, less any Transaction Fees, for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sale proceeds, less any Transaction Fees, on any Settlement Date for the Shares delivered by the Company, the Manager, in addition to its other obligations hereunder, will pay the Company interest based on the effective overnight federal funds rate.
     (viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(l)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date (it being acknowledged that representations and warranties that specify facts or circumstances as of a specific date or time shall continue to address the facts or circumstances at such date or time irrespective of when the representation or warranty is re-affirmed), modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
     (b) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a duly executed Terms Agreement, the terms of such Terms Agreement will control.
     (c) Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.
     (d) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.
     (e) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
     (f) Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares, and the Manager shall not be obligated to sell, during any period in which the Company’s insider trading policy, as it exists at the Execution Time, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, or during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Manager, for purposes of this paragraph (f) such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on

Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission.
          4. Agreements. The Company agrees with the Manager that:
     (a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the 1933 Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus under the 1933 Act unless the Company has furnished to the Manager a copy for its review prior to filing and reasonably taken into account any comments of the Manager thereon, and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company will file the completed Prospectus as set forth in Section 2(a) hereof. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the 1933 Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement filed under the 1933 Act shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time on or after an Applicable Time but prior to the related Settlement Date, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company promptly will (i) notify the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.
     (c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.
     (d) To the extent that the Registration Statement is not available for the sales of Shares as contemplated by this Agreement or the Company is not a Well-Known Seasoned Issuer or otherwise is unable to make the representations set forth in Section 2(d) at any time when such representations are required, the Company shall file a new registration statement with respect to any Shares the sale of which has not occurred, to be available to complete such sales of such Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Basic Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.
     (f) The Company will furnish to the Manager and counsel for the Manager, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Company will arrange, if necessary, for the qualification of the Shares for offer and sale under the securities and Blue Sky laws of such jurisdictions as the Manager shall reasonably request and pay all filing fees, reasonable expenses and legal fees in connection therewith and in connection with the determination of the eligibility for investment of the Manager; provided, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction.
     (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and recordkeeping.
     (i) The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without giving the Manager at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and instructing the Manager to suspend acting under this Agreement; provided, however, that the Company may issue and sell Common Stock pursuant to the Company’s employee or non-employee director stock option plans, benefit plans, long-term incentive plans, CenterPoint Energy, Inc. Savings Plan and CenterPoint Energy, Inc. Investor’s Choice Plan and the Company may issue Common Stock or securities convertible into or exchangeable for Common Stock upon exercise of an option or warrant or conversion of a security outstanding at the Execution Time.
     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Rule 102 of Regulation M under the 1934 Act.
     (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially adversely alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.
     (l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented pursuant to a filing with the Commission under the 1933 Act (other than a filing relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) the Manager may otherwise reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or incorporated document, the Time of Delivery, or promptly upon such reasonable request, as the case may be, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time and it being acknowledged that representations and warranties that specify facts or circumstances as of a specific date or time shall continue to address the facts or circumstances at such date or time irrespective of when the representation or warranty is re-affirmed) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
     (m) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of (i) Baker Botts L.L.P., counsel to the Company, or other counsel reasonably satisfactory to the Manager and (ii) Scott Rozzell, Esq., Executive Vice President and General Counsel of the Company, or Rufus S. Scott, Esq., Senior Vice President and Deputy General Counsel of the Company, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or incorporated document or the Time of Delivery, or promptly upon such reasonable request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Sections 6(b) and 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
     (n) At each Representation Date, Dewey & LeBoeuf LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or incorporated document or the Time of Delivery, or promptly upon such reasonable request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
     (o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented pursuant to a filing with the Commission under the 1933 Act to include additional financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s reasonable request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause Deloitte & Touche LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or incorporated document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter.
     (p) Prior to or at each Representation Date, as reasonably requested by the Manager, and as otherwise reasonably requested by the Manager, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.
     (q) The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.
     (r) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.
     (s) If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.
     (t) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (it being acknowledged that representations and warranties that specify facts or circumstances as of a specific date or time shall continue to address the facts or circumstances at such date or time irrespective of when the representation or warranty is re-affirmed), except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares.
     (u) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and the Chicago Stock Exchange and to maintain such listings.
     (v) The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.
     (w) The Company will apply the Net Proceeds from the sale of the Shares, after payment of the Manager’s commissions hereunder and expenses, in the manner set forth in the Prospectus.
          5. Payment of Expenses.
          The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the 1934 Act and the listing of the Shares on the NYSE and the Chicago Stock Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Manager, including the reasonable fees, disbursements and expenses of counsel for the Manager in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
          6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (it being acknowledged that representations and warranties that specify facts or circumstances as of a specific date or time shall continue to address the facts or circumstances at such date or time irrespective of when the representation or warranty is re-affirmed), (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:
     (a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.
     (b) The Company shall have requested and caused Scott Rozell, Esq. Executive Vice President and General Counsel of the Company, or Rufus S. Scott, Esq., Senior Vice President and Deputy General Counsel of the Company, to furnish to the Manager, on every date specified in Section 4(m) of this Agreement, his opinion, dated as of such date and addressed to the Manager, to the effect that:
     (i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Texas and has corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and any Terms Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (ii) Each Significant Subsidiary of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus;

and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; all of the issued and outstanding ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of such Significant Subsidiary; and the ownership interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;
     (iii) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus and the capital stock of the Company conforms, as to legal matters, in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and, except (i) as set forth in the Disclosure Package and the Prospectus and (ii) for options, restricted stock and performance shares granted pursuant to the CenterPoint Energy, Inc. Long-Term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, which were granted by the Company, are outstanding;
     (iv) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body (other than such as may be required under applicable state securities laws, as to which such counsel need not express an opinion) is required for the issuance and sale of the Shares or for the consummation by the Company of the transactions contemplated by this Agreement or any Terms Agreement;
     (v) To such counsel’s knowledge and other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is subject, which, individually or in the aggregate, have a reasonable possibility of having a Material Adverse Effect;
     (vi) The execution, delivery and performance by the Company of this Agreement and any Terms Agreement, and the issuance and sale of the Shares, will not result in the breach or violation of, or constitute a default under, (a) the Restated Articles of Incorporation, the Amended and Restated Bylaws or other organizational documents of the Company, each as amended to date, (b) any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound or to which its property is subject or (c) any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its property, in any manner which, in the case of clause (b), individually or in the aggregate, would have a Material Adverse Effect;
     (vii) The description of statutes and regulations set forth in Part I of the Company’s most recent Annual Report on Form 10-K under the captions “Business—Regulation” and “Business—Environmental Matters,” and those described elsewhere in the Disclosure Package and the Prospectus, fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and
     (viii) Such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as exhibits to the Registration Statement which are not so described and filed.
     (c) The Company shall have requested and caused Baker Botts L.L.P., counsel of the Company, to furnish to the Manager, on every date specified in Section 4(m) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:
     (i) The statements set forth in the Basic Prospectus under the caption “Description of Our Capital Stock” accurately summarize in all material respects the provisions of the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, the Rights Agreement and applicable laws of the State of Texas described therein, and the Shares and the Rights conform, as to legal matters, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus, including, without limitation, the description in the Basic Prospectus under the caption “Description of Our Capital Stock”;
     (ii) The Shares have been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor pursuant to the terms of this Agreement and any Terms Agreement, such Shares will be duly and validly issued, fully paid and nonassessable; and the issuance of the Shares will not be subject to any preemptive or similar rights under the Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, or the Texas Business Corporation Act to subscribe for shares of Common Stock;
     (iii) The Registration Statement has become effective under the 1933 Act; any required filing of the Basic Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted and are pending or are threatened by the Commission under the 1933 Act; the Registration Statement, as of the most recent Effective Date, and the Prospectus, as of its date and on the date of such opinion (except for the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon), as to which such counsel need not express an opinion) appear on their face to have complied or to comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, and each document incorporated by reference therein as originally filed pursuant to the 1934 Act (except for the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon), as to which such counsel need not express an opinion) when so filed appears on its face to have complied as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder;
     (iv) The execution, delivery and performance by the Company of this Agreement and any Terms Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and any Terms Agreement has been duly executed and delivered by the Company;
     (v) No consent, approval, authorization or other order of, or registration with, any governmental regulatory body under the Act or the Exchange Act is required for the issuance and sale of the Shares or for the consummation by the Company of the transactions contemplated by this Agreement or any Terms Agreement, except such as have been obtained under the Act;
     (vi) The Rights Agreement has been duly executed and delivered by the Company; the issuance of the Rights associated with the Shares has been duly authorized by all necessary corporate action on the part of the Company and, upon issuance in connection with the issuance of the associated Shares as provided in paragraph (ii) above, and in accordance with the terms of the Rights Agreement, the Rights will be validly issued; and
     (vii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the

Disclosure Package and Prospectus, will not be an “investment company” as defined in the Investment Company Act.
     In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Manager, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed. Although such counsel have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus or any of the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent set forth in paragraphs (i) and (ii) above), such counsel advises the Manager that, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement (except for (A) the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon), (B) the other financial information and any statistical information contained or incorporated by reference therein, or omitted therefrom, (C) the representations and warranties and other statements of fact included in any exhibit thereto, and (D) any Form T-1 Statement of Eligibility and Qualification of the Trustee included as an exhibit to the Registration Statement, as to which such counsel need not comment) as of the most recent Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except for (A) the financial statements, pro forma financial statements and financial statement schedules contained or incorporated by reference therein (including the notes thereto and the auditors’ reports thereon) and (B) the other financial information and any statistical information contained or incorporated by reference therein, or omitted therefrom, as to which such counsel need not comment) contained, as of its date, or contains, on the date of such opinion, any untrue statement therein of a material fact or omitted, as of its date, or omits, on the date of such opinion, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Settlement Date.
     (d) The Manager shall have received from Dewey & LeBoeuf LLP, counsel for the Manager, on every date specified in Section 4(n) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(l) of this Agreement, a certificate of the Company, signed by the President or any Vice President and a principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date (it being acknowledged that representations and warranties that specify facts or circumstances as of a specific date or time shall continue to address the facts or circumstances at such date or time irrespective of when the representation or warranty is re-affirmed) and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as one enterprise except as set forth in or contemplated by the Disclosure Package and the Prospectus.
     (f) The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(o) hereof, letters (which may refer to letters previously delivered to the Manager), dated as of such date, substantially in the form contemplated by Statement on Auditing Standards No. 72 (February 1993) and deemed satisfactory to the Manager.
     (g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have occurred any change in the business, financial condition, prospects or results of operations of the Company and its subsidiaries taken as one enterprise, except as set forth in or contemplated in the Disclosure Package (as amended or supplemented as of the Applicable Time to which the pending sale relates), which, in the reasonable judgment of the Manager, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (as amended or supplemented as of the Applicable Time to which the pending sale relates).
     (h) Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has newly placed under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).
     (i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.
     (j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would as of the Settlement Date or Time of Delivery, as applicable, prevent the issuance or the sale of the Shares; and no injunction, restraining order or order of any other nature by any court of competent jurisdiction shall have been issued as of the Settlement Date or Time of Delivery, as applicable, which would prevent the issuance or sale of the Shares.
     (k) The Company shall have caused the Shares to be approved for listing on the New York Stock Exchange and the Chicago Stock Exchange, subject only to official notice of issuance.
     (l) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002-4995, or such other location as the Manager and the Company may agree in writing, with a simultaneous closing by facsimile at the office of Dewey & LeBoeuf LLP, counsel for the Manager, at 1301 Avenue of the Americas, New York, New York 10019, on each such date as provided in this Agreement.

          7. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless the Manager, the directors and officers of the Manager and each person, if any, who controls the Manager within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon either the 1933 Act, or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Manager specifically for use in the preparation thereof, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided that in no case is the Company to be liable with respect to any claims made against the Manager or any such director, officer or controlling person (an “Indemnified Party”) unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party, but failure to notify the Company of any such claim (i) shall not relieve the Company from liability under this paragraph unless and to the extent the Company did not otherwise learn of such claim and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) shall not relieve the Company from any liability which it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in this paragraph.
     The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Indemnified Party, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Indemnified Party and the Indemnified Party and the Company have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Indemnified Party, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Manager. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. This indemnity agreement will be in addition to any liability which the Company might otherwise have.
     (b) The Manager agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such expenses are incurred), joint or several, which may be based upon the 1933 Act or the 1934 Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Manager specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus: the information in the last sentence of the first paragraph, under the heading “Plan of Distribution”; provided that in no case is the Manager to be liable with respect to any claims made against the Company or any such director, officer, trustee or controlling person unless the Company or any such director, officer, trustee or controlling person shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer, trustee or controlling person, but failure to notify the Manager of any such claim (i) shall not relieve the Manager from liability under this paragraph unless and to the extent the Manager did not otherwise learn of such action and such failure results in the forfeiture by the Manager of substantial rights and defenses and (ii) shall not relieve the Manager from any liability which it may have to the Company or any such director, officer, trustee or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. The Manager will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Manager elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Manager elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer, trustee or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Manager shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer, trustee or controlling person and the Manager and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Manager, in which case the Manager shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer, trustee or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Manager shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and not more than one local counsel) at any time for all of the Company and any such director, officer, trustee or controlling person, which firm shall be designated in writing by the Company. The Manager shall not be liable to indemnify any person for any settlement of any such claim effected without the Manager’s prior written consent. This indemnity agreement will be in addition to any liability which the Manager might otherwise have.
     (c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Manager from the Company under this Agreement or any applicable Terms Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), the Manager shall not be required to contribute any amount in excess of the underwriting discount or commission, as the case may be, applicable for the Shares purchased by the Manager hereunder. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          8. Termination.
          (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale for which the Settlement Date has not occurred, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, and the Manager shall remain in full force and effect until such settlement of Shares shall occur, notwithstanding the termination, and (iii) the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.
          (b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale for which the Settlement Date has not occurred, through the Manager for the Company, the obligations of the Company and the Manager shall remain in full force and effect until such settlement of Shares shall occur, notwithstanding the termination, and (ii) the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.
          (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.
          (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Time of Delivery for any sale of the Shares provided for in a definitive Terms Agreement, such sale shall settle in accordance with the provisions thereof.
          (e) In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the judgment of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) any material suspension or material limitation of trading in securities generally on the NYSE, or on the over-the-counter market or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (ii) any general moratorium on commercial banking activities declared by US. Federal or New York State authorities, (iii) any major disruption of settlements of securities or clearance services in the United States or (iv) any act of terrorism in the United States, any attack on, outbreak or escalation of hostilities involving the United States, any declaration of war by Congress or any other national or international calamity or crisis, if, in the judgment of the Manager, the effect of any such attack, outbreak, escalation, act, declaration, calamity or crisis on the financial markets makes it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus as amended and supplemented at the Applicable Time with respect to such Terms Agreement.
          9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.
          10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to CenterPoint Energy, Inc., 1111 Louisiana Avenue, Houston, Texas 77002, Attention: Rufus Scott (fax no.: (713) 207-0490).
          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees,

agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
          12. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (ii) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company, (iii) the Manager has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.
          14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          15. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          16. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.
          17. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.
     “Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and

(v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 153”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the 1933 Act.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours, CENTERPOINT ENERGY, INC.
By:	/s/ Gary L. Whitlock
	Name:	Gary L. Whitlock
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above. CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Sandip Sen
	Name:	Sandip Sen
	Title:	Managing Director

SCHEDULE I
Schedule of Free Writing Prospectuses included in the Disclosure Package
None.

ANNEX I
[Form of Terms Agreement]
CENTERPOINT ENERGY, INC.
Common Stock, Par Value $0.01 Per Share
TERMS AGREEMENT
___, 20___
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013
Dear Sirs:
          CenterPoint Energy, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated February 25, 2009 (the “Equity Distribution Agreement”), between the Company and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].
          [Citigroup Global Markets Inc. shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by Citigroup Global Markets Inc. to the Company for the Purchased Shares. This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]
          Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.
          An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.
          Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

CENTERPOINT ENERGY, INC.
By:
Name:
Title:

ACCEPTED as of the date first written above. CITIGROUP GLOBAL MARKETS INC.
By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement
Title of Purchased Shares [and Additional Shares]:
     Common Stock, Par Value $0.01 per share
Number of Shares of Purchased Shares:
[Number of Shares of Additional Shares:]
[Price to Public:]
Purchase Price by Citigroup Global Markets Inc.:
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1)	The opinion referred to in Section 4(m).

(2)	The opinion referred to in Section 4(n).

(3)	The accountants’ letter referred to in Section 4(o).

(4)	The officers’ certificate referred to in Section 4(l).

(5)	Such other documents as the Manager shall reasonably request.